Exhibit 16.1

August 14, 2020

US Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re: Benitec Biopharma Inc
File No. 001-39267

Dear Sir or Madam:

We have read the disclosure as it appears under the caption “Change in Auditor” in Form S-1 of Benitec Biopharma Inc. dated August 14, 2020 and are in agreement with the statements contained solely as it relates to our Firm.

Very truly yours,

/s/ GRANT THORNTON AUDIT PTY LTD

Sydney, NSW Australia

August 14, 2020